UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

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NexCore Healthcare Capital Corp
(Name of Registrant as Specified In Its Charter)

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NEXCORE HEALTHCARE CAPITAL CORP

1621 18th Street, Suite 250

Denver, Colorado 80202

INFORMATION STATEMENT

This Information Statement is first being mailed on or about December     , 2012, to stockholders of NexCore Healthcare Capital Corp (the “Company”) as of the close of business on December     , 2012 (the “Record Date”). Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to NexCore Healthcare Capital Corp.

As explained in the enclosed Information Statement, the Company plans to distribute to its stockholders ownership interests in a newly-formed Delaware limited liability company, NexCore Development Sponsor LLC, which will own the Company’s interests in certain real estate development projects.

THIS IS NOT A NOTICE OF A STOCKHOLDER MEETING AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Gregory C. Venn

President and Chief Executive Officer

December     , 2012

This information statement contains “forward-looking statements.” All statements, other than statements of historical facts, included in this information statement that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to forward-looking statements about our expected financial results, the going dark transaction, the spin off, the subsequent holding company formation and the tax treatment of these transactions. These statements are based on assumptions made by the company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to the company’s financial performance and other important factors that could cause actual results to differ materially from those projected as described in the company’s reports filed with the Securities and Exchange Commission. See “Risk Factors” in the company’s Annual Report filed on Form 10-K and other public filings and press releases. Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

SUMMARY

On November 15, 2012, the Company’s Board of Directors determined it to be in the best interests of the Company’s stockholders to restructure the Company to create a more flexible and efficient corporate organizational structure intended to provide the Company with better access to capital, greater tax efficiency and to allow a more focused approach to managing the Company’s operations between two primary operating subsidiaries as more fully described below. The restructuring is expected to take place in two steps with the first step taking place on December 31, 2012 (“Step 1”) and the second step expected to take place in early to mid-2013 (“Step 2”). Step 1 will include. (1) the termination of the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the termination of the Company’s Exchange Act reporting obligations is referred to herein as “going dark”) and (2) following the Company’s going dark, for the reasons described below, the spin off to the Company’s stockholders of ownership interests in a newly-formed limited liability company, NexCore Development Sponsor LLC (“Development Sponsor”), that will own the Company’s interests in the healthcare real estate assets described below. Following the completion of Step 1, Step 2 will include the formation of an additional limited liability company that will serve as the parent holding company (“HoldCo LLC”) of the Company and Development Sponsor and will own the Company’s current assets and operations going forward as further described below.

Chart 1 below outlines the Company’s current organizational structure. Under the current structure, our stockholders indirectly own 90% of the assets and the income generated by our operating partnership, NexCore Group LP (“Group”), the entity that currently owns all of the assets of the Company and conducts its day-to-day operations. The remaining 10% of Group is owned by NexCore Partners Inc. (“NexCore Partners”), an entity owned by our Chief Executive Officer, Chief Investment Officer and Chief Operating Officer. The intent of the restructuring and the creation of HoldCo LLC is to provide current Company stockholders with the same economic ownership and entitlements that they currently hold within the Company but under the new and more efficient organizational structure.

Chart 1

Under the Company’s current structure outlined in Chart 1, the Company’s shareholders own 49,455,841 shares of Company common stock. Following Step 1 of the restructuring, the Company’s shareholders will continue to own 49,455,841 shares of common stock in the Company plus 49,455,841 ownership units in Development Sponsor, which will own the Company’s existing real estate interests. Development Sponsor is also expected to own the majority of any new real estate interests acquired in the future. The structure expected as of December 31, 2012 is outlined in Chart 2 as shown below.

Chart 2

Following the completion of Step 1 of the restructuring as outlined in Chart 2 above, the real estate interests currently owned by Group will be owned by Development Sponsor. Following the completion of Step 1, Step 2 will be completed through the formation of HoldCo LLC and the creation of the final organization structure as further described below. Upon the completion of Step 2, our structure will be as shown below in Chart 3.

Chart 3

Upon the completion of Step 2 as indicated in Chart 3 above, current Company stockholders will have exchanged their 49,455,841 shares of existing common stock in the Company for 49,455,841 ownership units of HoldCo LLC and will be entitled to the same economic benefits under the new HoldCo LLC structure as they currently hold through their existing Company ownership. The Company’s management team and Board of Directors expects this newly created organizational structure to be more beneficial for Company stockholders going forward.

After the completion of Step 1, but prior to the completion of Step 2, former and current Company employees and members of the Board of Directors holding stock options to purchase shares of the Company’s common stock that choose to exercise any such stock options will also be entitled to receive newly issued Development Sponsor Class B Units (as described below) under the same terms and conditions as their existing Company stock options. Once Step 2 is completed, any outstanding Company stock options will be exchanged for stock options to purchase HoldCo LLC units under the same terms and conditions as per the existing Company stock options. The objective of these provisions is to provide stock option holders with the same economic rights and entitlements as they currently own during and after the restructuring.

Going Dark

On December     , 2012, the Company filed a request for no-action with the Securities and Exchange Commission (“SEC”) that, if granted, would permit the Company to terminate its Exchange Act registration and “go dark.” If the no-action relief is granted, the Company will file a Form 15 with the SEC that will immediately terminate its reporting obligations.

Spin-Off

Our majority-owned subsidiary Group, indirectly owns a 15% interest in an entity that holds the healthcare real estate assets described below. The Company maintains a 90% ownership interest in Group. The remaining 10% of Group is owned by NexCore Partners, which is owned by certain officers of the Company. After going dark, the Company and NexCore Partners intend to cause Group to transfer its ownership interests in these real estate assets to Development Sponsor. As part of the formation of Development Sponsor, the Company will receive 90% of the membership interests of Development Sponsor and NexCore Partners will receive the remaining 10%. The Development Sponsor membership interests to be received by the Company will represent two separate classes of units (Class A and Class B Units) as described below. Thereafter, the Company will distribute all of its Class B Units in Development Sponsor to its stockholders pro rata. These events are collectively referred to herein as the “Spin-Off.” The Company will act as the initial manager of Development Sponsor. In addition, there will be various arrangements between the Company and Development Sponsor under which the Company will perform certain services on behalf of Sponsor and be compensated for such services, including an Asset Management Agreement and a Management and Compensation Plan.

Subsequent Holding Company Formation

During 2013, the Company intends to undergo a restructuring pursuant to which it will form a limited liability company that will serve as a new holding company for the Company. In connection with the formation of this holding company structure, it is anticipated that the Company will become a wholly-owned subsidiary of the holding company and that Development Sponsor will become a 90% owned subsidiary of the holding company, with NexCore Partners owning the remaining 10%.

Once the new holding company is in place, you will become a member in a limited liability company that is intended to be taxed as a partnership. As a result, you will be taxed on your allocated share of the Company’s taxable income each year regardless of whether the holding company makes distributions. In addition, you will receive Schedule K-1s for tax reporting purposes instead of Form 1099s. For many taxpayers, receiving Schedule K-1s delays the filing of their income tax returns beyond April 15th and increases costs associated with preparing and filing income tax returns. Moreover, unless the holding company files composite returns on your behalf you may be required to file state income tax returns in those states in which Development Sponsor has investments.

Following the holding company formation, our Board will consider various ways to maximize stockholder value and liquidity, which may include a public offering of the holding company units.

Recent Events

The Company expects to be profitable for the full year of 2012.

GOING DARK

Since its inception, the Company and its predecessor have never had more than 300 stockholders of record. The Company’s predecessor voluntarily registered under the Exchange Act and began filing reports with the SEC in 2004. As of November 20, 2012, the Company had 83 stockholders of record and was eligible to deregister under the Exchange Act. On November 15, 2012, the Board determined that it was in the best interest of the Company and its stockholders to terminate the Company’s Exchange Act registration.

On November     , 2012, the Company filed a request for no-action with the SEC that, if granted, would permit the Company to terminate its Exchange Act registration. If the no-action relief is granted, the Company will “go dark” immediately upon filing a Form 15 with the SEC. Once the Company has “gone dark” and terminated its Exchange Act registration, its shares of common stock will cease to be quoted in the over-the-counter market. It is unlikely that an active market will develop for the Company’s common stock until such time as the Company reregisters under the Exchange Act.

THE SPIN-OFF

Current Real Estate Holdings

The Company’s majority owned subsidiary, Group, owns an indirect 15% interest in the healthcare real estate properties described below. (The remaining interests are owned 82% by an unaffiliated third party and 3% by an entity owned by two Company executives). The Company maintains a 90% ownership interest in Group with

NexCore Partners owning the remaining 10% interest. In connection with and prior to the Spin-Off, the Company and NexCore Partners will cause Group to transfer its indirect, 15% interest in the properties to Development Sponsor.

•

Silver Cross Hospital Medical Services Building — Construction commenced during October 2010 on this medical services building comprised of approximately 182,000 square feet. Construction was completed during the fourth quarter of 2011. As of October 31, 2012, this building was approximately 84% leased.

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Saint Anthony North Medical Pavilion — Construction commenced during June 2011 on this medical office building and freestanding emergency department comprised of approximately 48,000 square feet. Construction was completed during the third quarter of 2012. As of October 31, 2012, this building was approximately 70% leased.

•

Saint Agnes Hospital Medical Office Building — Construction commenced during November 2011 on this medical office building comprised of approximately 85,000 square feet. Construction is expected to be completed during the fourth quarter of 2012. As of October 31, 2012, this building was approximately 83% leased.

Background and Reasons for the Spin-Off

Our Board has determined that it is in the Company’s best interests to distribute the Company’s interests in Development Sponsor as a pro rata spin-off to the stockholders. In its deliberations, the Board determined that the Spin-Off will improve the Company’s structural flexibility and access to capital because real estate investors are accustomed to investing in tax partnerships and are often unwilling to invest in corporate entities. By moving toward a tax partnership structure, we expect additional real estate investors may be willing to invest in the Company. In addition, the holding company structure will provide a more focused approach to management with a separation of the Company’s services business that will facilitate healthcare consulting, advisory and development services, property and asset management and leasing activities from the real property ownership business that will acquire, develop and own healthcare real estate. Potential investors could choose to invest solely in the services business, real estate business, or the combined holding company. In addition, we expect the Spin-off will improve our tax position because our net rental revenues will no longer be subject to entity level tax as is currently the case.

Manner of Effecting the Spin-Off

As described above, the Company intends to effect a restructuring of its indirect, 15% ownership of certain real estate properties such that Development Sponsor will own such 15% interest in the properties. The Company will initially receive a 90% interest in Development Sponsor, comprised of 90% of all Class A and Class B Units, with NexCore Partners owning the remaining 10% of both classes of Development Sponsor units. Following completion of the internal restructuring, the Company will distribute all of its Class B Units in Development Sponsor to its stockholders pro rata and retain all of its Class A Units.

The Company plans to effect the Spin-Off following the date on which the Company terminates its Exchange Act registration and goes dark. Following the Spin-Off, Development Sponsor does not intend to register under the Exchange Act and will not file reports under the Exchange Act. Additionally, the membership interests of Development Sponsor distributed in the Spin-Off will be subject to restrictions on transfer. See “Restrictions on Transfer; No Trading Market” below.

As described below, the Class B Units that will be distributed to the Company’s stockholders generally will represent the right to 88.2% of Development Sponsor’s profits and losses occurring after the date of the Spin-Off. The actual number of Class B Units that will be distributed to the Company stockholders will be calculated as of December     , 2012. Each stockholder of the Company on such date will receive one Class B Unit for each share of Company common stock owned by the stockholder on that date. As of November 20, 2012, there were 49,455,841 shares of our common stock issued and outstanding. If that number remained unchanged as of December     , 2012, then the stockholders of the Company would receive, in the aggregate, 49,455,841 Class B Units in the Spin-Off.

As discussed in more detail under “Material U.S. Income Tax Considerations,” prior to the Spin-Off, the Company will hold 90% and NexCore Partners will hold 10%, respectively, of the interests of Development Sponsor. Those interests will be comprised of two classes of Units. Class A Units to be issued to the Company will represent an initial investment in Development Sponsor equal to the value of the Company’s indirect 13.5% interest (90% of 15%) in the real estate development projects before the restructure. Class A Units will be entitled to a fair market preferred return on their investment, a liquidation preference over holders of Class B Units and the right to 2% of all future profits and losses. Class B Units to be issued to the Company generally will represent the right to 88.2% of Development Sponsor’s profits and losses occurring after the date of the Spin-Off after payment of the preferred return. Immediately after the Spin-Off, the Class B Units will be owned 90% by the stockholders and 10% by NexCore Partners. Prior to the Spin-Off, the Company will hire a professional appraiser to value Group’s current indirect 15% interest in the real estate development properties, the value of the Class B units to be distributed by the Company to the stockholders prior to the Spin-Off and the fair market value of the preferred return of the Class A Units.

In the Spin-Off, the Company will distribute 90% of the total outstanding Class B Units in Development Sponsor to the stockholders. Following the Spin-Off, the ownership structure of Development Sponsor will consist of the following:

Beneficial Owner	% of All Class A Units	% of All Class B Units	Combined % of Profits and Losses

NexCore Healthcare Capital Corp	90%	0%	1.8%

Existing Stockholders of NexCore Healthcare Capital Corp (as of the date of the Spin-Off)	—	90%	88.2%

NexCore Partners Inc	10%	10%	10%

When and How You Will Receive the Development Sponsor Units

The Company will distribute the Class B Units on December 31, 2012 (the “Distribution Date”)

Results of the Spin-Off

Following the Spin-Off, the stockholders of the Company immediately prior to the Spin-Off will own, pro rata, 90% of the outstanding Class B Units of Development Sponsor. All Development Sponsor Units will be issued in certificated form.

Voting Control of Development Sponsor

Class A Units will have voting rights in Development Sponsor. The Company will control Development Sponsor as it will own 90% of the Class A Units. The Company’s Board of Directors will vote the Company’s Class A Units when appropriate with regard to major decisions and transactions.

Operating Agreement

The operating agreement of Development Sponsor will be made available upon request by the stockholders of the Company prior to the Spin-Off. Upon receipt and acceptance of the Class B Units, the stockholders of the Company will be deemed to have accepted and agreed to the operating agreement.

Conditions to the Spin-Off

The Board will not effect the Spin-Off unless the Company has first received no-action relief from the SEC permitting the Company to terminate its Exchange Act registration.

Going Dark Prior to Effecting the Spin-Off

As discussed above, prior to effecting the Spin-Off, the Company will have terminated its reporting obligations under the Exchange Act. Following the Spin-Off, neither the Company nor Development Sponsor will file current or periodic reports with the SEC. If the Company does not receive no-action relief from the SEC permitting it to terminate its reporting obligations under the Exchange Act, the Company will not effect the Spin-Off.

Restrictions on Transfer; No Trading Market

Following the Spin-Off, Development Sponsor will not be a reporting company under the Exchange Act and the Class B Units will not be quoted or traded in an active market. Further, no Class B Units distributed in the Spin-Off may be transferred thereafter unless such Class B Units are registered under the Securities Act of 1933, as amended (the “Securities Act”) or an exemption from registration has been established. In addition, the operating agreement of Development Sponsor will prohibit transfer of the Class B Units within one (1) year of the Spin-Off without the approval of the Company. The operating agreement of Development Sponsor will prohibit transfer of the Class B Units following one (1) year after the Spin-Off, except for the following:

•	Transfers to Development Sponsor;

•	Transfers to existing Development Sponsor unitholders;

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Transfers by bequest or operation of the laws of descent, provided the Class B Units in the hands of the transferee remain subject to the same restrictions on transfer as they were when held by the transferor;

•	Transfers to an entity unaffiliated with Development Sponsor pursuant to a merger, consolidation, stock for stock exchange or similar transaction involving Development Sponsor;

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Transfers by a partnership to its partners, provided that the Class B Units in the hands of the transferee remain subject to the same restrictions on transfer as they were when held by the transferor; and

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Transfers that would be exempt from the registration requirements of Section 5 of the Securities Act by virtue of the exemption provided by Section 4(a)(2) of the Securities Act if the transferor were the issuer of Class B Units, provided that the transferee is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and the Class B Units in the hands of such transferee remain subject to the same restrictions on transfer as they were when held by the transferor, or a transfer pursuant to an effective registration statement under the Securities Act simultaneously with a registration of the Units under Section 12 of the Exchange Act.

All certificates evidencing the Class B Units will bear legends referring to the foregoing restrictions on transfer.

Description of the Development Sponsor Membership Interests

As described under “Manner of Effecting the Spin-Off” and “Material U.S. Income Tax Considerations,” prior to effecting the Spin-Off, Development Sponsor will issue two classes of units representing ownership in the company, more specifically the Class A Units and the Class B Units. The Company will hold 90% of both classes of Units and NexCore Partners will hold the remaining 10% of both classes. The Company will then distribute all of its 90% interest in the Class B Units to the stockholders of the Company.

Class A Units. The Class A Units represent a preferred interest in Development Sponsor. Upon the liquidation of Development Sponsor, holders of Class A Units would be entitled to receive, as a preference over Class B Unitholders, the amount of their initial contributions to Development Sponsor (to the extent not previously returned). The contributions to Development Sponsor by the Company and NexCore Partners of their 90% and 10% interests, respectively, in an indirect 15% interest in the development partnerships described above, as valued by appraisal, will be reflected as capital contributions of the Company and NexCore Partners as Class A members. The Class A Unitholders will also be entitled to an annual fair market value preferred return on its unreturned investment. The Class A Unitholders will have an interest in 2% of the future profits and earnings of Development Sponsor after the payment of their preferred return. Each holder of a Class A Unit will be entitled to one vote on all matters to which Unitholders are entitled to vote.

Class B Units. The Class B Units represent an interest in 98% of the future profits and earnings of Development Sponsor after the payment of the preferred return payable to the Class A Unitholders as described above. Holders of Class B Units will not be entitled to any voting rights in Development Sponsor merely as a result of their ownership of the Class B Units. The Class B Units will not have preemptive rights. All Class B Units are subject to drag-along provisions rights that will provide that if 70% or more of the Class B Unitholders approve a merger, sale or certain other business combinations, all remaining Class B Unitholders must tender or contribute their Units or otherwise agree to the transaction.

Except for certain required tax distributions, the holders of Class A Units and Class B Units will be entitled to distributions only when, as and if authorized by the Board of Directors.

Distribution Policy

Other than certain distributions to cover certain tax liabilities, Development Sponsor does not currently intend on making distributions to holders of Class B Units. Going forward, Development Sponsor’s distribution policy will be established by its Board of Directors based on its financial condition, results of operations and capital requirements, as well as applicable law, regulatory constraints, industry practice and other business considerations that its board of directors considers relevant. There can be no assurance that Development Sponsor will make distributions in the future or continue to pay any distributions if it commences the payment of distributions.

Financial Statements of Development Sponsor

Pro forma balance sheets and statements of operations for Development Sponsor as of and for the year and nine months ended December 31, 2011 and September 30, 2012, respectively, giving effect to the Spin-Off as if it has been effected on December 31, 2011, are provided below. During the nine months ended September 30, 2012, distributions of $1,221,099 were made by the predecessor entity of Development Sponsor to Group. Under the pro forma financial statements, these distributions would have been made as per the distribution requirements of the Development Sponsor Class A and Class B Units.

NEXCORE DEVELOPMENT SPONSOR LLC

Pro Forma Balance Sheets

(unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Cash and cash equivalents	$4,341	$—
Other receivables	174,758	—
Investment in unconsolidated affiliate	3,267,491	4,514,579

Total assets	3,446,590	4,514,579

LIABILITIES AND EQUITY
Liabilities:
Total liabilities	—	—
Capital:
Partners’ capital	3,449,875	4,491,624
Accumulated other comprehensive loss	(489,477)	—
Retained earnings	486,192	22,954

Total partner’s capital	3,446,590	4,514,578

Total liabilities and capital	$3,446,590	$4,514,578

NEXCORE DEVELOPMENT SPONSOR LLC

Pro Forma Statements of Operations

(unaudited)

	For the Nine Months Ended September 30, 2012	For the Year Ended December 31, 2011
OPERATING EXPENSES
General and administrative	$250	$—

Total operating expenses	250	—

Loss from operations	(250)	—

OTHER INCOME
Equity in earnings of unconsolidated affiliate	463,488	22,954

Net income	$463,238	$22,954

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

Introduction

The following summary discusses the material U.S. federal income tax consequences of the spin-off transaction by the Company and the ownership and disposition of Class B Units. This summary is based on current law, is for general information only and is not tax advice. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, judicial authority, and administrative rulings and practice, all as currently in effect and which are subject to change or differing interpretations, possibly with retroactive effect. This summary assumes that units of the newly formed Development Sponsor will be held as capital assets for U.S. federal income tax purposes following the Spin-Off. This summary is not intended to be a complete description of all of the U.S. federal income tax consequences of the Spin-Off. In addition, except as specifically set forth below, this summary does not discuss any state or local income taxation or foreign income taxation or other tax consequences. This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular holder of units of Development Sponsor in light of its personal circumstances, including but not limited to:

•	dealers in securities or foreign currencies;

•	financial institutions;

•	insurance companies;

•	tax-exempt organizations (except as described in “Tax Exempt Organizations” below);

•	non-U.S. individuals and foreign corporations;

•	persons who are subject to the alternative minimum tax;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	persons that hold their Company common stock (or will hold units of Development Sponsor) as part of a hedge, straddle, constructive sale or conversion transaction;

•	persons whose functional currency is not the U.S. dollar;

•	persons who are, or who hold their Company common stock (or will hold units of Development Sponsor) through, partnerships or other pass-through entities; or

•	holders of options granted by the Company (or by Development Sponsor) or persons who acquired Company common stock (or units of Development Sponsor) as compensation.

As used below, a “U.S. holder” is a beneficial holder of units of Development Sponsor and who is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust, if a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

The term “non-U.S. holder” means a beneficial owner of units of Development Sponsor that is not a U.S. holder or a partnership (or other entity treated as a partnership for U.S. federal income tax purposes). The term “holders” includes both a U.S. holder and a non-U.S. holder.

The U.S. federal income tax laws are complex, and your circumstances may affect your tax consequences. Consequently, you are urged to consult your own tax advisors as to the specific tax consequences to you of the Spin-Off and the ownership of units of Development Sponsor, including the applicability and effect of federal, state and local or foreign income and other tax laws to your particular circumstances.

U.S. Federal Income Tax Consequences of the Spin-Off

General

The following is a summary of the material anticipated U.S. federal income tax consequences of the transaction. The Spin-Off will be completed in the three steps for U.S. federal income tax consequences as follows:

(1)	The Company owns a 90% interest in Group. The remaining 10% of Group is owned by NexCore Partners. Group will first distribute all of its membership interest in its wholly owned subsidiary, NexCore Development LLC, as follows: 90% to the Company and 10% to NexCore Partners.

(2)	The Company and NexCore Partners will form Development Sponsor by contributing their ownership interests in NexCore Development LLC. Following the formation, the Company will own 90% of the interests in Development Sponsor and NexCore Partners will own the remaining 10% interests. The interests of Development Sponsor will be comprised of Class A Units and Class B Units, as discussed above. Each of the Company and NexCore Partners initially will be credited with a capital account equal to the value of their interests in NexCore Development LLC contributed to Development Sponsor. The Class A Units will be entitled to 2% of future earnings and profits of Development Sponsor, and the Class B Units will be entitled to 98% of the future earnings and profits of Development Sponsor.

(3)	The Company will distribute all of its Class B Units in Development Sponsor to its stockholders as a dividend and retain 90% of the Class A Units in Development Sponsor. NexCore Partners will own the remaining 10% of the Class B Units and 10% of the Class A Units.

No ruling has been or will be requested from the IRS with respect to the tax consequences of the Spin-Off. Moreover, the opinions described in this discussion are not binding on the IRS, and no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below.

Federal Income Tax Consequences of the Spin-Off

Group is taxed as a partnership for federal income tax purposes. Generally, under Section 731 of the Code, no gain or loss is recognized by a partnership on a distribution of property to a partner, including money, except to the extent that any money and certain marketable securities distributed exceeds the adjusted basis of the recipient partner’s interest in the partnership immediately before the distribution. No cash or marketable securities will be distributed by NexCore Development LLC to either of the Company or NexCore Partners as part of the initial restructure step, therefore, the distribution to those entities of interests in NexCore Development LLC should not result in taxable gain or loss.

The formation of Development Sponsor by the Company and NexCore Partners should be treated for U.S. federal income tax purposes as a contribution of their respective interests in NexCore Development LLC to Development Sponsor in exchange for the Units of Development Sponsor. Under Section 721 of the Code, the Company and NexCore Partners should not recognize any taxable gain or loss with respect to the exchange of NexCore Development LLC interests for Units of Development Sponsor. The initial aggregate tax basis of the Units of Development Sponsor each receives will be the aggregate tax basis of the units of NexCore Development LLC surrendered in exchange therefor. The holding period in the Units of Development Sponsor received in the formation will include the holding period for the units of NexCore Development LLC surrendered in exchange therefor.

If the formation fails to qualify as a tax-free contribution of NexCore Development LLC units to Development Sponsor, then the Company would recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the Units of Development Sponsor received in the formation, and (i) the adjusted tax basis in the units of NexCore Development LLC exchanged therefor.

Following the formation of Development Sponsor, the Company will make a distribution of all of its Class B Units in Development Sponsor to the stockholders. The amount of the distribution will equal the fair market value of the Class B Units on the date distributed and will generally be taxed as a dividend to the stockholders to the extent the Company has current or accumulated earnings and profits. The Class B Units will be valued as of the date of the proposed spinoff by a third party valuation firm, but there can be no assurance that the IRS will respect the Class B Units as so valued.

We anticipate that the restructuring pursuant to which a holding company is formed will be a tax-free contribution under Section 721 of the Code. If the IRS does not respect the formation of the holding company structure under Section 721 of the Code, the stockholders will recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the units of the holding company received in the formation, and (ii) the adjusted tax basis in the shares of the Company exchanged therefor. We also anticipate that the exercise of any drag-along rights will be tax-free under Section 721 of the Code; however, if such exercise is not respected by the IRS, the holders of Class B Units will recognize gain or loss, as applicable, equal to the difference between (i) the aggregate fair market value of the property received, and (ii) the adjusted tax basis the Class B Units exchanged therefor.

U.S. Federal Income Tax Consequences of Owning Units

The following discussion addresses the U.S. federal income tax consequences to owners of Development Sponsor Class B Units of holding such units.

Classification of Development Sponsor

Development Sponsor should be treated for U.S. federal income tax purposes as a partnership, and not as an association or a publicly traded partnership taxable as a corporation. However, there is limited statutory, administrative and judicial authority addressing the treatment of instruments similar to the Class A and Class B units resulting from the restructure and Spin-Off for U.S. federal income tax purposes. No assurance can be given that the IRS would not successfully assert a position contrary to the expectations of the Company.

If, for any reason Development Sponsor were treated as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Development Sponsor would be subject to U.S. federal income tax on its taxable income at regular corporate income tax rates, without deduction for any distributions to holders of Class B Units, thereby materially reducing the amount of any cash available for distribution to such holders. The remainder of the discussion assumes Development Sponsor will be taxed as a partnership for federal income tax purposes.

Taxation of Holders of Class B Units of Development Sponsor’s Profits and Losses

As a partnership for U.S. federal income tax purposes, Development Sponsor will not be subject to U.S. federal income tax. Rather, in computing your U.S. federal income tax liability for a taxable year, you will be required to take into account your allocable share of items of Development Sponsor’s income, gain, loss, deduction and credit for the taxable year of Development Sponsor ending within or with your taxable year, regardless of whether you have received any distributions. It is possible that your U.S. federal income tax liability with respect to your allocable share of the earnings of Development Sponsor in a particular taxable year could exceed the cash distributions to you, thus requiring an out-of-pocket tax payment by you. The characterization of an item of Development Sponsor’s income, gain, loss, deduction or credit generally will be determined at the Development Sponsor level (rather than at the Unitholder level).

Allocation of Profits and Losses

For each fiscal year of Development Sponsor, items of income, gain, loss, deduction or credit recognized by Development Sponsor will be allocated among the holders of Class B units in accordance with their allocable shares of Development Sponsor’s items of income, gain, loss, deduction and credit. The allocable share of such items for a holder of units will be determined by the Development Sponsor operating agreement, a copy of which will be made available to each holder of Class B Units, provided such allocations either have “substantial economic effect” or are determined to be in accordance with such holder’s interest in Development Sponsor. If the allocations provided by the operating agreement do not have “substantial economic effect” and were successfully challenged by the IRS, the redetermination of the allocations to a particular holder for U.S. federal income tax purposes could be less favorable than the allocations set forth in the operating agreement.

The U.S. federal income tax rules that apply to partnership allocations are complex, and their application is not always clear. We will apply certain conventions and assumptions intended to achieve general compliance with the intent of these rules, and to report items of income and loss in a manner that generally reflects a holder’s economic gains and losses; however, these conventions and assumptions may not be considered to comply with all aspects of the Treasury Regulations. It is, therefore, possible the IRS will successfully assert that certain of the conventions or assumptions are not acceptable, and may require items of company income, gain, loss, deduction or credit to be reallocated in a manner that could be adverse to a holder of units.

Adjusted Tax Basis of Units

A U.S. holder’s initial tax basis in its Class B Units, will equal the sum of (a) the amount of cash paid by such holder for its units and (b) such holder’s share of Development Sponsor liabilities. Holders of Class B Units of Development Sponsor are not expected to have a material beginning tax basis in their units. Your adjusted tax basis in the Class B Units will be generally increased by your allocable share of Development Sponsor’s profits. Your adjusted tax basis in the Class B Units generally will be decreased by your allocable share of Development Sponsor’s losses (and items of loss, deduction and expense), the amount of cash distributed to you and Development Sponsor’s tax basis in property (other than cash) distributed to you by Development Sponsor. Moreover, your adjusted tax basis will include your allocable share of Development Sponsor’s liabilities, if any. You will only be allowed to deduct your allocable share of Development Sponsor losses (if any) to the extent of your adjusted tax basis in your units at the end of the taxable year in which the losses occur. To the extent your allocable share of Development Sponsor’s losses is not allowed because you had insufficient adjusted tax basis in your Class B Units, you would be able to carry over such disallowed losses to subsequent taxable years and such losses would be allowed if and to the extent of your adjusted tax basis in your Class B Units in subsequent taxable years.

Treatment of Distributions

Cash distributions by Development Sponsor with respect to Class B Units or in redemption of less than all your Class B Units in Development Sponsor generally will not be taxable to you. Instead, such distributions will reduce, but not below zero, your adjusted tax basis in your Class B Units immediately before the distribution. If such distributions exceed your adjusted tax basis in your Class B Units, the excess will be taxable to you as gain from a sale or exchange of Class B Units. It is possible that partial redemptions made during the taxable year could result in taxable gain to you where no gain would otherwise have resulted if the same partial redemption were made at the end of the taxable year. A reduction in your allocable share of Development Sponsor’s liabilities, and certain distributions of marketable securities by Development Sponsor, are treated as cash distributions for U.S. federal income tax purposes.

Disposition of Interest

A sale or other taxable disposition of all or a part of your Class B Units (including in redemption for cash of all of your Class B Units) generally will result in the recognition of gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition (including your share of any indebtedness, if any, of Development Sponsor) and your adjusted tax basis in your Class B Units. Your adjusted tax basis will be adjusted for this purpose by your allocable share of Development Sponsor’s income or loss for the year of such sale or other disposition. Any gain or loss recognized with respect to such sale or other disposition generally will be treated as capital gain or loss and will be long-term capital gain or loss if your holding period for your Class B Units of Development Sponsor exceeds one year. A portion of such gain, however, will be treated as ordinary income under the Code to the extent attributable to your allocable share of unrealized gain or loss in assets of Development Sponsor to the extent described in Section 751 of the Code.

Limitation on Deductibility of Capital Losses

If you are an individual, any capital losses generated by Development Sponsor (or upon a disposition of Class B Units) generally will be deductible under current law only to the extent of your capital gains for the taxable year plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Excess capital losses may be carried forward by individuals indefinitely. If you are a corporation, any capital losses generated by Development Sponsor (or upon a disposition of Class B Units) generally will be deductible to the extent of your capital gains for the taxable year. Corporations may carry capital losses back three years and forward five years. You should consult your tax advisors regarding the deductibility of capital losses.

Limitation on Deductibility of Certain Development Sponsor Losses

Individuals and certain closely held C corporations will be allowed to deduct their allocable share of Development Sponsor’s losses (if any) only to the extent of each such holder’s “at risk” amount in Development Sponsor at the end of the taxable year in which the losses occur. The amount for which a holder is “at risk” with respect to its interest generally is equal to its adjusted tax basis for such interest, less any amounts borrowed (i) in connection with its acquisition of such interest for which it is not personally liable and for which it has pledged no property other than its interest; (ii) from persons who have a proprietary interest in Development Sponsor and from certain persons related to such persons; and (iii) for which the holder is protected against loss through nonrecourse financing, guarantees or similar arrangements. To the extent that a holder’s allocable share of Development Sponsor’s losses is not allowed because the holder has an insufficient amount at risk in Development Sponsor, such disallowed losses may be carried over by the holder to subsequent taxable years and will be allowed if and to the extent of the holder’s at risk amount in subsequent years.

Code Section 469 prohibits the deductibility of losses that are attributable to “passive activities” except against income from passive activities. The passive activity limitations apply only to a trade or business in which the taxpayer does not materially participate, and to certain rental activities, such as those to be carried on by Development Sponsor. For non-rental activities, the IRS has established standards to determine whether a limited partner has “materially participated” in an activity, which for this purpose includes a member of a limited liability company. However, in general a limited partner is treated as materially participating in an activity if he or she is also a general partner or if he or she participates in the activity for more than 500 hours during the taxable year.

If you have not materially participated in Development Sponsor, Code Section 469 will generally prohibit you from using that Company’s losses, if any, to offset income from other non-passive activity sources. Disallowed passive losses are deferred and carried forward indefinitely until you have passive income to offset.

Investment Interest Limitation

Individuals and other noncorporate holders of Class B Units will be allowed to deduct their allocable share of Development Sponsor’s “investment interest” (within the meaning of Section 163(d) of the Code and the Treasury Regulations promulgated thereunder) only to the extent of each such holder’s net investment income for the taxable year. A holder’s net investment income generally is the excess, if any, of the holder’s investment income from all sources (which is gross income from property held for investment) over investment expenses from all sources (which are deductions allowed that are directly connected with the production of investment income). Investment income excludes net capital gain attributable to the disposition of property held for investment, as well as “qualified dividend income” that is taxable as long-term capital gains, unless the holder elects to pay tax on such gain or income at ordinary income rates.

To the extent that your allocable share of Development Sponsor’s investment interest is not allowed as a deduction because you have insufficient net investment income, you may carry over such disallowed investment interest to subsequent taxable years and such disallowed investment interest will be allowed if and to the extent of your net investment income in subsequent years. If you borrow to finance the purchase of the Class B Units, any interest paid or accrued on the borrowing will be allocated among Development Sponsor’s assets for purposes of determining the portion of such interest that is investment interest subject to the foregoing limitations or passive activity interest subject to the passive activity rules under Section 469 of the Code. The portion of such interest allocated to property held for investment (such as bonds or other securities) will be treated as investment interest. You should consult your tax advisors regarding the application to you of the allocation of such interest among the assets of Development Sponsor. Since the amount of your allocable share of Development Sponsor’s investment interest that is subject to this limitation will depend on your aggregate investment interest and net investment income from all sources for any taxable year, the extent, if any, to which Development Sponsor’s investment interest will be disallowed under this rule will depend on your particular circumstances each year.

Limitation on Deduction of Certain Other Expenses

Organizational expenses of Development Sponsor are not currently deductible, but must be amortized ratably over a period of 15 years. Syndication expenses of Development Sponsor (i.e., expenditures made in connection with the marketing and issuance of units) are neither deductible nor amortizable.

Tax Elections

Under Section 754 of the Code, Development Sponsor is permitted to elect to have the basis of its assets adjusted in the event of a distribution of property to a holder or in the event of a transfer of an interest in Development Sponsor by sale or exchange or as a result of the death of a holder. Such an election, if made, can be revoked only with the consent of the IRS. If Development Sponsor makes the election, it will also be required to reduce the tax basis in its assets in connection with certain redemptions and dispositions of units.

Technical Terminations of Development Sponsor

Development Sponsor will be considered to have been terminated for U.S. federal income tax purposes if there is a sale or exchange of 50% or more of the total interests in its capital and profits within a 12-month period. The termination of Development Sponsor would result in the closing of its taxable year for all holders of units. In the case of a holder reporting on a taxable year other than a fiscal year ending on Development Sponsor’s year end, which is expected to be the calendar year, the closing of Development Sponsor’s taxable year may result in more than 12 months of its taxable income or loss being includable in the holder’s taxable income for the year of termination. Development Sponsor would be required to make new tax elections after a termination, including a new tax election under Section 754 of the Code. A termination could also result in penalties if Development Sponsor were unable to determine that the termination had occurred. Moreover, a termination might either accelerate the application of, or subject Development Sponsor to, any tax legislation enacted before the termination.

Information Returns

Development Sponsor will furnish tax information (including IRS Schedule K-1) to you, which describes your allocable share of Development Sponsor’s income, gain, loss, deduction and credit for its preceding taxable year. In preparing this information, Development Sponsor will use various accounting and reporting conventions to determine your allocable share of income, gain, loss and deduction. Delivery of this information will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which Development Sponsor holds an interest. It is therefore possible that, in any taxable year, you will need to apply for extensions of time to file your tax returns. The IRS may successfully contend that certain of these reporting conventions are impermissible, which could result in an adjustment to your income or loss. If you are not a U.S. person there can be no assurance that this information will meet your jurisdiction’s tax compliance requirements.

It is possible that we may engage in transactions that subject Development Sponsor and, potentially, the holders of the units to other information reporting requirements with respect to an investment in Development Sponsor. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

Nominee Reporting

Persons who hold Class B Units of Development Sponsor as nominees for another person are required to furnish to us (i) the name, address and taxpayer identification number of the beneficial owner and the nominee; (ii) whether the beneficial owner is (1) a person that is not a U.S. person, (2) a foreign government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing, or (3) a tax-exempt entity; (iii) the amount and description of Class B Units held, acquired or transferred for the beneficial owner; and (iv) specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition costs for purchases, as well as the amount of net proceeds from sales.

Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on Class B Units they acquire, hold or transfer for their own account. Penalties are imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the Class B Units with the information furnished to us.

Taxable Year

A partnership is required to have a tax year that is the same tax year as any partner, or group of partners, that owns a majority interest (more than 50%) in the partnership. A partnership also is required to change its tax year every time a group of partners with a different tax year end acquires a majority interest, unless the partnership has been forced to change its tax year during the preceding two year period. In the event the majority interest of Development Sponsor changes to a group of holders with a different tax year and Development Sponsor has not been forced to change its tax year during the preceding two year period, it would be required to change its tax year to the tax year of that group of holders. We may request permission from the IRS to adopt a tax year end of December 31.

Treatment of Amounts Withheld

If Development Sponsor is required to withhold any U.S. tax on distributions made to any holder of units, it will pay such withheld amount to the IRS. That payment, if made, will be treated as a distribution of cash to the holder of the units with respect to whom the payment was made and will reduce the amount of cash to which such holder would otherwise be entitled.

Tax Audits

Adjustments in tax liability with respect to Development Sponsor items generally will be made at the partnership level in a partnership proceeding rather than in separate proceedings with each holder. Each holder will be informed of the commencement of an audit of Development Sponsor. In general, Development Sponsor may enter into a settlement agreement with the IRS on behalf of, and that is binding upon, the holders of units.

A U.S. federal income tax audit of Development Sponsor’s information return may result in an audit of the tax return of a holder of units, which, in turn, could result in adjustments to a holder’s items of income and loss that are unrelated to Development Sponsor as well as to company-related items. There can be no assurance that the IRS, upon an audit of an information return of Development Sponsor or of an income tax return of a holder, might not take a position that differs from the treatment thereof by Development Sponsor or by such holder, possibly resulting in a tax deficiency. A holder would also be liable for interest on any tax deficiency that resulted from any such adjustments. You should also recognize that you might be forced to incur legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Non-U.S. Holders

A non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of Development Sponsor’s income, provided that such income is not considered to be effectively connected with the conduct of a trade or business within the United States. However, in the case of an individual non-U.S. holder, such holder will be subject to U.S. federal income tax on gains on the sale of Class B Units in Development Sponsor or such holder’s distributive share of Development Sponsor gains if such holder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from Development Sponsor is effectively connected with a U.S. trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then a non-U.S. holder’s share of any company income and of any gain realized upon the sale or exchange of Class B Units will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations, and such non-U.S. holder will be subject to tax return filing requirements in the U.S. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

In addition, gains, if any, allocable to a non-U.S. holder and attributable to a sale by Development Sponsor of a “U.S. real property interest,” or USRPI (other than such gains subject to tax under the rules discussed above), are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), as well as an interest in a partnership that holds USRPIs. This withholding tax would be creditable against a non-U.S. holder’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund. Although a non-U.S. holder who is a partner in a partnership that owns USRPIs is generally subject to tax on its sale or other disposition of its partnership interest to the extent attributable to such USRPIs, no withholding tax is generally imposed on the transfer of publicly traded partnership interests, and gain will not be taxable under the USRPI provisions where the non-U.S. holder owns no more than 5% of a publicly traded entity. A non-U.S. holder is urged to consult your tax adviser about the potential application of the USRPI provisions. We have made no determination as to whether any of Development Sponsor’s investments will constitute a USRPI.

While generally not subject to U.S. federal income tax as discussed above, a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an income tax treaty, if applicable) in respect of such holder’s distributive share of dividends from U.S. corporations and certain other types of U.S.-source income realized by Development Sponsor. To the extent any interest income allocated to a non-U.S. holder that otherwise would be subject to U.S. withholding tax is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. holder nor a subsequent distribution of such interest income to the non-U.S. holder will be subject to withholding, provided (among other things) that the non-U.S. holder is not otherwise engaged in a trade or business in the U.S. and provides us with a timely and properly completed and executed form W-8BEN or other applicable form and said holder does not directly or indirectly own 10% or more of the shares or capital of the interest payor. The withholding tax as described herein will apply upon the earlier of the distribution of income to a non-U.S. holder or, if not previously distributed to a non-U.S. holder, at the time such income is allocated to a non-U.S. holder. Amounts withheld on behalf of a non-U.S. holder will be treated as being distributed to such non-U.S. holder; however, to the extent we are unable to associate amounts withheld with particular units, the economic burden of any withholding tax paid by us to the appropriate tax authorities will be borne by all holders, including U.S. holders.

A non-U.S. holder will be subject to U.S. federal estate tax on the value of U.S.-situs property owned at the time of his or her death. It is unclear whether partnership interests will be considered U.S.-situs property. Accordingly, a non-U.S. holder is urged to consult your tax advisors to determine whether such holder’s estate would be subject to U.S. federal estate tax on all or part of the value of the units beneficially owned at the time of his or her death. Non-U.S. holders will be required to timely and accurately complete a form W-8BEN (or other applicable form) and provide such form to us, for withholding tax purposes. Non-U.S. holders are advised to consult your own tax advisers with respect to the particular tax consequences to them of an investment in Development Sponsor.

Tax-Exempt Organizations

With respect to any holder that is an organization that is otherwise exempt from U.S. federal income tax, such holder nonetheless may be subject to taxation with respect to its “unrelated business taxable income,” or UBTI. UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

Tax Exempt investors are urged to consult your tax advisors with respect to owning units of Development Sponsor.

Certain State, Local and Non-U.S. Tax Matters

Holders of Class B Units of Development Sponsor may be subject to various state, local and non-U.S. taxes and tax filing requirements. You are urged to consult your tax advisors with respect to the state, local and non-U.S. tax consequences of owning units of Development Sponsor, including potential state tax filing requirements.

Backup Withholding

Development Sponsor will be required in certain circumstances to backup withhold on certain payments paid to noncorporate holders of the Class B Units who do not furnish us with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

SUBSEQUENT HOLDING COMPANY FORMATION

During 2013, the Company intends to undergo a subsequent restructuring pursuant to which it will form a limited liability company that will serve as the holding company for the Company. In connection with the formation of this holding company structure, it is anticipated that the Company will be a 100% owned subsidiary and Development Sponsor will become a 90% owned subsidiary of the holding company. NexCore Partners will own the remaining 10% of Development Sponsor. Following the holding company formation, our Board will consider various ways to maximize stockholder value and liquidity, which may include a public offering of the holding company units.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 20, 2012, about the beneficial ownership of our common stock by:

•	Each director

•	Each named executive officer

•	Each beneficial owner of more than 5% of our common stock, and

•	All directors and executive officers as a group.

Except as listed in the table below, the address for all such persons is 1621 Eighteenth Street, Suite 250, Denver, Colorado, 80202. Our common stock is our only class of voting securities outstanding. Our stockholders are entitled to one vote for each share of common stock they own.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Common Stock (1)
Directors and Executive Officers
Gregory C. Venn	19,150,669	(2)	38.7%
Peter K. Kloepfer	19,150,669	(2)	38.7%
Robert D. Gross	—	(3)	—%
Robert E. Lawless	166,667	(4)	0.3%
James W. Creamer III	665,066	(5)	1.3%
Brian L. Klemsz	2,542,625	(6)	5.1%
Richard A. Bloom	150,000	(7)	0.3%
Loren E. Snyder	160,000	(8)	0.3%
All directors and executive officers as a group (8 persons)	49,233,135	(9)	98.3%

Five Percent Stockholders
G. Brent Backman	11,815,397	(10)	23.9%

BOCO Investments, LLC 103 West Mountain Ave. Fort Collins, Colorado, 80524	15,137,385		30.6%

GDBA Investments LLLP 1440 Blake Street, Suite 310 Denver, Colorado 80202	11,935,789		24.1%

(1)

“Number of shares beneficially owned” includes shares of Common Stock that may be acquired by exercising stock options within 60 days of November 20, 2012. Applicable percentage ownership is based on 49,455,841 shares of Common Stock outstanding as of November 20, 2012.

(2)

Messrs. Venn and Kloepfer have the right to vote these shares pursuant to the terms of a Voting Trust, of which they are trustees. Messrs. Venn and Kloepfer disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.

(3)	Mr. Gross has a pecuniary interest in 3,237,734 shares, all of which have been deposited into the Voting Trust of which Messrs. Venn and Kloepfer are trustees.
(4)	Mr. Lawless was granted a stock option to purchase up to 500,000 shares of Common Stock, 166,667 of which were exercisable within 60 days of November 20, 2012.
(5)

Includes 652,566 shares of Common Stock issuable to Mr. Creamer upon the exercise of a stock option within 60 days of February 1, 2012. Mr. Creamer served as our Chief Financial Officer from September 29, 2010 until his resignation on April 15, 2011.

(6)

Includes 225,000 shares owned by Mr. Klemsz’ spouse and minor child, and 1,645,000 shares held by WestMountain Asset Management, a company controlled by BOCO Investments, LLC, of which Mr. Klemsz is chief executive officer. Also includes 150,000 shares of Common Stock issuable to Mr. Klemsz upon the exercise of a stock option within 60 days of November 20, 2012.

(7)	Consists of 150,000 shares of Common Stock issuable to Mr. Bloom upon the exercise of a stock option within 60 days of November 20, 2012.
(8)

Mr. Snyder has a pecuniary interest in 364,794 shares, all of which have been deposited into the Voting Trust of which Messrs. Venn and Kloepfer are trustees. Also includes 150,000 shares of Common Stock issuable to Mr. Snyder upon the exercise of a stock option within 60 days of November 20, 2012.

(9)

Includes an aggregate of 48,616,468 shares of common stock, and 616,667 shares of common stock underlying currently exercisable stock options which will become exercisable within 60 days after November 20, 2012.

(10)

Consists of 11,770,397 shares owned by GDBA Investments LLLP, which is controlled by Mr. Backman, and 45,000 shares that are owned by Mr. Backman’s adult children. Mr. Backman disclaims beneficial ownership of the shares owned by his adult children.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

INCORPORATION OF INFORMATION

We incorporate by reference into this Information Statement the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our annual report on Form 10-K for the year ending December 31, 2011, our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, and our current report on Form 8-K filed on November 21, 2012. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

NexCore Healthcare Capital Corp

1621 18th Street, Suite 250

Denver, Colorado 80202

(303) 244-0700